Exhibit 99.1

AEP Reports 2005 First-Quarter Earnings

-	2005 first-quarter earnings: GAAP $0.90 per share, ongoing $0.88 per share

-	Earnings-sharing payment and settlement with Centrica, increased retail sales somewhat offset by expected higher coal costs, 2005 winter storm expenditures

-	Company reaffirms 2005 ongoing earnings guidance range of $2.30 to $2.50

          COLUMBUS, Ohio, April 28 /PRNewswire-FirstCall/ --

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	First quarter ended March 31

	2004	2005	Variance

Revenue ($in billions)	3.4	3.0	(0.4)
Earnings ($in millions):
GAAP	282	355	73
Ongoing	289	344	55
EPS ($):
GAAP	0.71	0.90	0.19
Ongoing	0.73	0.88	0.15

          EPS based on 395mm shares Q1 2004, 393mm in Q1 2005

          American Electric Power (NYSE: AEP) today reported 2005 first-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $355 million, or $0.90 per share, compared with $282 million, or $0.71 per share, for the first quarter of 2004.

          Ongoing earnings (earnings excluding special items) for the first quarter of 2005 were $344 million, or $0.88 per share, compared with $289 million, or $0.73 per share, for first-quarter 2004.

          AEP’s increase in first-quarter GAAP and ongoing earnings, when compared to the same period last year, primarily reflects the positive impact of multi-year earnings sharing and a settlement of past outstanding contractual issues related to AEP’s sale of two Texas retail electricity providers to Centrica in 2002.  As part of the sale, AEP was to participate in future Texas retail market development through a multi-year earnings-sharing mechanism.  AEP received a $70 million pre-tax earnings-sharing payment in March from Centrica, which increased first-quarter 2005 net ongoing earnings by$45 million after tax, or $0.11 per share.  AEP expects to recognize additional earnings-sharing payments in 2006 and 2007 as amounts are computed and agreed to by AEP and Centrica, and payments are received.

          AEP’s 2005 first-quarter GAAP earnings were higher than ongoing earnings by $11 million, or $0.02 per share. AEP received an additional $45 million pre-tax payment from Centrica for prior period earnings sharing and the settlement of past outstanding contractual issues, which increased first-quarter GAAP earnings by $27 million after tax, or $0.07 a share.  The Centrica benefit was partially offset by a $17 million after-tax, or $0.05 per share, unfavorable adjustment of a prior period calculation of carrying costs on Texas stranded costs.  A full reconciliation of GAAP earnings to ongoing earnings is included in tables at the end of this news release.

          “We had a strong first quarter, even before the Centrica earnings sharing was factored in,” Michael G. Morris, AEP’s chairman, president and chief executive officer, said.

          “When we determined our 2005 guidance range last year we included a portion of the Centrica earnings-sharing payment and other positive first-quarter events in that calculation,” Morris said.  “The fact that these events had a more favorable impact than anticipated has enabled us to offset some of the negative impacts from winter ice storm damage in our Indiana and Ohio service territories, mild weather and the expected higher delivered coal costs.”

EARNINGS GUIDANCE

    AEP reaffirmed its previous ongoing earnings guidance range for 2005 of between $2.30 and $2.50 per share. In providing ongoing earnings guidance, there could be differences between 2005 ongoing earnings and 2005 GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able at this time to provide a corresponding GAAP equivalent for 2005 earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q1 04	Q1 05	Variance

Utility Operations	304	343	39
Ongoing EPS	0.77	0.87	0.10
Investments	(6)	15	21
Ongoing EPS	(0.02)	0.04	0.06
Parent Company	(9)	(14)	(5)
Ongoing EPS	(0.02)	(0.03)	(0.01)
Ongoing Earnings	289	344	55
Ongoing EPS	0.73	0.88	0.15

EPS based on 395mm shares Q1 2004, 393mm in Q1 2005

          Ongoing earnings from Utility Operations increased by $39 million from the prior period, primarily because of the Centrica earnings-sharing payment, the favorable impact of the rate stabilization plans in Ohio, lower operations and maintenance expenses, growth in the number of residential and commercial customers and continued industrial load growth.

          “The performance of our Utility Operations is consistent with our expectations,” Morris said.  “We are continuing to see our industrial sales rebound, which we view as a positive economic indicator.  Milder weather reduced the retail demand for electricity somewhat, but our growth in the number of retail customers kept our total residential and commercial electricity sales relatively flat with last year’s first quarter. Our delivered coal costs are about 10 percent higher than last year, as we expected when we determined our 2005 earnings guidance, but we have been successful at keeping our operations and maintenance expenses under control. Managing O&M expenses while maintaining high reliability standards is a primary focus for us.”

          The gas segment, the largest component of the Investments category, is responsible for the improved performance in Investments.  The gas segment reported earnings of $10 million in the first-quarter 2005, which included one month of operations for Houston Pipe Line before its sale in January.  The gas segment lost $10 million in first-quarter 2004.

          The increase in the Parent Company loss from the prior period is primarily because of lower interest income from Investments, reflecting the strategic divestiture of assets included in Investments and the associated reduction in parent company loans to those operations.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q1 04	Q1 05	Variance

Regulated Integrated Utilities	750	709	(41)
Ohio Companies	512	491	(21)
Texas Wires	99	101	2
Texas Supply/REP	99	79	(20)
Off-System Sales	169	162	(7)
Other Wholesale Transactions	5	4	(1)
Transmission Revenue - 3rd Party	124	93	(31)
Other Operating Revenue	65	70	5
Total Gross Margin	1,823	1,709	(114)
Operations & Maintenance	(706)	(685)	21
Depreciation & Amortization	(310)	(318)	(8)
Taxes Other Than Income Taxes	(182)	(186)	(4)
Interest Expense & Preferred Dividend	(166)	(144)	22
Other Income & Deductions	10	133	123
Income Taxes	(165)	(166)	(1)
Total Utility Operations	304	343	39
Ongoing EPS	0.77	0.87	0.10

EPS based on 395mm shares Q1 2004, 393mm in Q1 2005

          The growth in the number of retail customers for AEP’s Utility Operations and the continued growth in industrial demand were offset by milder weather that reduced retail sales and by the expected higher coal costs.  This led to a combined $60 million decrease in gross margin, when compared to the prior period, from Regulated Integrated Utilities, Ohio Companies and Texas Wires. The higher costs of delivered coal reduced gross margins by approximately$50 million when compared to the prior period. Heating degree days for the 2005 first quarter were down 5 percent in AEP’s eastern service territories and 13 percent in the western service territories when compared to the same period in 2004, which translates to an approximate $10 million reduction in gross margin from the prior period. Heating degree days were 2 percent below normal in the eastern service territory and 21 percent below normal in the western service territory.

          The $20 million period-to-period decrease in Texas Supply gross margin is primarily attributed to the July 2004 divestiture of 3,813 megawatts of AEP’s Texas Central Co. generation assets to comply with Texas stranded cost recovery regulations, and the cessation of contracts with the Electric Reliability Council of Texas (ERCOT) for reliability-must-run units and a supply contract with Centrica.

          Gross margin from Off-System Sales in first-quarter 2005 were $7 million lower than the prior period.  Higher volumes increased gross margin by$24 million when compared to first-quarter 2004, but that increase was more than offset by a $31 million period-to-period decrease in optimization gross margin.

          First-quarter 2005 Transmission Revenue decreased by $31 million from the prior period, reflecting the loss of through-and-out rates as a result of a change in Federal Energy Regulatory Commission tariffs in fourth-quarter 2004. The addition of the Seams Elimination Cost Allocation (SECA) rates partially compensated for the loss of through-and-out revenues in first-quarter 2005. SECA collection will be about $5 million per quarter higher starting April 1, improving quarter-over-quarter transmission revenue results throughout the remainder of 2005.

          Operations & Maintenance expenses for first-quarter 2005 were $21 million lower than the prior period, despite winter storm damage in the quarter that increased expenditures by $19 million.  A combination of factors contributed to the period-to-period decrease in O&M: the timing of projects or differences in spending patterns in first-quarter 2005 when compared to the same period in 2004, and continued efforts by AEP to control spending.

          “Our ongoing earnings guidance has 2005 O&M flat with last year’s results,” Morris said.  “We’ll be there, but we will also continue efforts to further reduce costs.”

          The reduction in Interest Expenses from the prior period, attributed to the successful refinancing of higher coupon debt during 2004 and lower floating rates than in the prior period, was somewhat offset by higher Depreciation & Amortization and Taxes Other Than Income Taxes.

          The significant increase in Other Income & Deductions includes the earnings-sharing payment from Centrica, the accrual of carrying costs for the Ohio Companies’ environmental investments and regional transmission organization expenses, and the accrual of carrying costs on AEP’s stranded costs in Texas. The Ohio rate stabilization plans, which were approved in January by the Public Utilities Commission of Ohio, allow AEP to recover certain regional transmission organization and environmental costs incurred through 2005 that will be collected from customers in 2006 through 2008. Other Income & Deductions includes recognized earnings of $19 million pre-tax related to 2004 and $7 million pre-tax for first-quarter 2005 as a result of the Ohio rate stabilization plans.  AEP accrued $21 million pre-tax in first-quarter 2005 for carrying costs for the company’s stranded costs in Texas.

WEBCAST

          American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts .  The webcast will include audio of the conference call as well as visuals of charts and graphics referred to by AEP management during the call.  The charts and graphics are also available for download at http://www.aep.com/go/webcasts .

          The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.

          Minimum requirements to listen to broadcast:  The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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          American Electric Power owns more than 36,000 megawatts of generating capacity in the United States and is the nation’s largest electricity generator.  AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP’s 11-state electricity transmission and distribution grid.  The company is based in Columbus, Ohio.

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          AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission.  AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance.  AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results.  The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

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          This report made by AEP and certain of its subsidiaries contains forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance); oversight and/or investigation of the energy sector or its participants; resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP’s ability to constrain its operation and maintenance costs; AEP’s ability to sell assets at acceptable prices and on other acceptable terms, including rights to share in earnings derived from the assets subsequent to their sale; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary trends; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP’s ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including membership and integration into regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP’s pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 1st Quarter 2005 Actual vs 1st Quarter 2004 Actual

	2004 Actual		2005 Actual

	($ millions)	EPS	($ millions)	EPS

UTILITY OPERATIONS:
Gross Margin:
1 Regulated Integrated Utilities	750		709
2 Ohio Cos.	512		491
3 Texas Wires	99		101
4 Texas Supply / REP	99		79
5 Off-System Sales	169		162
6 Other Wholesale Transactions	5		4
7 Transmission Revenue - 3rd Party	124		93
8 Other Operating Revenue	65		70
9 Total Gross Margin	1,823		1,709
10 Operations & Maintenance	(706)		(685)
11 Depreciation & Amortization	(310)		(318)
12 Taxes Other than Income Taxes	(182)		(186)
13 Interest Exp & Preferred Dividend	(166)		(144)
14 Other Income & Deductions	10		133
15 Income Taxes	(165)		(166)
16 Net Earnings Utility Operations	304	0.77	343	0.87
INVESTMENTS:
17 AEPES	(10)		10
18 Other	4		5
19 Total Investments	(6)	(0.02)	15	0.04
20 Parent Company	(9)	(0.02)	(14)	(0.03)
21 ON-GOING EARNINGS	289	0.73	344	0.88

          Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power
Financial Results for 1st Quarter 2005 Actual
Reconciliation of On-going and Reported Earnings

	2005 Actual

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	343	15	(14)	344	0.88
Dispositions:
Gain on Sale of UK Generation True-up Adjustments	—	(5)	—	(5)	(0.01)
CSW Intl - SEEBOARD Capital Gain Tax Adjustment	—	6	—	6	0.01
Centrica Sharing from 2003	27	—	—	27	0.07
AEPTCC Stranded Cost	(17)	—	—	(17)	(0.05)
Total Special Items	10	1	—	11	0.02
Reported Earnings	353	16	(14)	355	0.90

Financial Results for 1st Quarter 2004 Actual
Reconciliation of On-going and Reported Earnings

	2004 Actual

	Utility	Invest.	Parent	Total	EPS

	($ millions)
On-going Earnings	304	(6)	(9)	289	0.73
Dispositions:
Gain from sale of Nanyang General Light Electric Co.	—	6	—	6	0.01
Discontinued Operations:
UK Discontinued Operations	—	(12)	—	(12)	(0.03)
LIG Discontinued Operations	—	(1)	—	(1)	—
Total Special Items	—	(7)	—	(7)	(0.02)
Reported Earnings	304	(13)	(9)	282	0.71

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended March 31,

	2004	2005	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	13,427	13,224	-1.5%
Commercial	8,779	8,732	-0.5%
Industrial	12,273	12,774	4.1%
Miscellaneous	743	645	-13.2%
Total Domestic Retail (Exclds AEP C&I, ME SWEPCo, & Tx POLR) (a)	35,222	35,375	0.4%
AEP C&I, Mutual Energy SWEPCo, & Tx POLR	224	228	1.8%
Total Domestic Retail	35,446	35,603	0.4%
Wholesale - Domestic Electric (in millions of kWh):	13,851	12,635	-8.8%
Texas Wires Delivery (in millions of kWh):	5,490	5,519	0.5%
EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (b)	1,864	1,774	-4.8%
- Cooling (c)	3	0	-100.0%
Normal - Heating (b)		1,811	-2.0%*
- Cooling (c)		3	-100.0%*
PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (b)	883	769	-12.9%
- Cooling (c)	30	20	-33.3%
Normal - Heating (b)		973	-21.0%*
- Cooling (c)		18	11.1%*

*	2005 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Heating Degree Days temperature base is 55 degrees

(c)	Cooling Degree Days temperature base is 65 degrees

SOURCE  American Electric Power

          -0-                                        04/28/2005
          /CONTACT:  Media, Pat Hemlepp, Director, Corporate Media Relations, +1-614-716-1620, or Analysts, Julie Sloat, Vice President, Investor Relations, +1-614-716-2885, both of American Electric Power/
          /Company News On-Call:  http://www.prnewswire.com/comp/042050.html /
          /Web site: http://www.aep.com
                           http://www.aep.com/go/webcasts /

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